Exhibit 10.35

AMENDMENT THREE TO THE SERVICE CORPORATION INTERNATIONAL
EXECUTIVE DEFERRED COMPENSATION PLAN

Service Corporation International, a Texas corporation (the “Company”), hereby adopts the following Amendment to the Service Corporation International Executive Deferred Compensation Plan (the “Plan”):
WHEREAS, the Plan was adopted by the Company, originally effective January 1, 2005 and subsequently amended and restated during December 2009; and
WHEREAS, the Company desires to change the terms of the Plan to (i) permit delegations of authority by the Committee, and (ii) revise the Plan’s terms regarding designation of Measurement Fund options; and
WHEREAS, Section 12.2 of the Plan gives the Company the authority to make amendments to the Plan;
NOW THEREFORE, the Plan is hereby amended, effective February 10, 2015, as follows:

1. Section 3.7 of the Plan is hereby amended by revising Subsection (a) to be and to read as follows:

“(a)    Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Investment Selection Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Investment Selection Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.”

2. Section 3.7 of the Plan is hereby further amended by revising Subsection (b), as underlined, to be and to read as follows:

“(b)    Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.7(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Investment Selection Committee, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Investment Selection Committee may, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.7(b) may be added or deleted by such Participant; furthermore, the Investment Selection Committee, in its sole discretion, may impose limitations on the frequency with which the Participant may change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.”

3. Section 13.1 of the Plan is hereby amended, as underlined, to be and to read as follows:

“13.1    Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, (ii) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with the Plan, and (iii) to delegate any or all of its authority to one or more individuals or committees from time to time. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.”

4.    Section 13.5 of the Plan is hereby amended, as underlined, to be and to read as follows:

“13.5    Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, the Investment Selection Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, the Investment Selection Committee, any of its members, any such Employee or the Administrator.”

5.    Article XIII of the Plan is hereby amended by adding the following Section 13.7 thereto, to be and read as follows:

“13.7    Investment Selection Committee. The Committee, the Investment Committee of Service Corporation International, and the Investment Operating Committee of Service Corporation International shall collectively be designated as the Investment Selection Committee for the Plan, and each such committee is empowered and authorized to act alone as the Investment Selection Committee.

SIGNATURE

IN WITNESS WHEREOF, the undersigned, duly authorized officer of the Company, has caused this instrument to be executed on this 10th day of February, 2015.

SERVICE CORPORATION INTERNATIONAL

By: /s/Gregory T. Sangalis

Its: Senior Vice President, General Counsel
and Secretary